Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Futurewave Acquisition Corporation

We hereby consent to the incorporation by reference of our report dated April 14, 2026 (except for Notes 2, 3, 4 and 6, which are dated May 5, 2026, and 1, 7, and 9, which are dated May 26, 2026), relating to the financial statements of Futurewave Acquisition Corporation, included the Registration Statement on Form S-1, and to any further amendments thereto.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Rowland Heights, California

May 26, 2026